FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931
Greg Artkop, (972) 673-8470

Investor Relations
Carolyn Ross, (972) 673-7935

DR PEPPER SNAPPLE GROUP TO PRESENT AT SANFORD C. BERNSTEIN STRATEGIC DECISIONS CONFERENCE 2013

PLANO, Texas – May 21, 2013 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Larry Young, president and CEO, and Marty Ellen, chief financial officer, will present at the Sanford C. Bernstein Strategic Decisions Conference 2013 in New York on Thursday, May 30, at 9:00 a.m. EDT.

The audio will be accessible live through the DPS website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

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